Exhibit T3E-5

NOTICE OF GUARANTEED DELIVERY

AmerUs Group Co.

For Tender of

Optionally Convertible Equity-Linked Accreting Notes (OCEANsSM) due March 6, 2032
Pursuant to its Exchange Offer
Described in the Offering Circular, Dated November 16, 2004

THE EXCHANGE OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON DECEMBER 15, 2004, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

       You must use this form, or a form substantially equivalent to this form, to accept the Exchange Offer of AmerUs Group Co. (the “Company”) made pursuant to the offering circular, dated November 16, 2004 (as amended or supplemented from time to time, the “Offering Circular”), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach BNY Midwest Trust Company, as exchange agent (the “Exchange Agent”), prior to 9:00 a.m., New York City time, on the Expiration Date of the Exchange Offer. This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender outstanding Optionally Convertible Equity-Linked Accreting Notes (OCEANsSM) due March 6, 2032 (the “Existing OCEANs”) pursuant to the Exchange Offer, a Letter of Transmittal (or a manually signed facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents must also be received by the Exchange Agent prior to 9:00 a.m., New York City time, on the Expiration Date. Capitalized terms used but not defined herein are defined in the Letter of Transmittal.

Delivery To:

BNY Midwest Trust Company

c/o The Bank of New York
Exchange Agent
Corporate Trust Department
Reorganization Unit
101 Barclay Street
New York, New York 10007

Optionally Convertible Equity-Linked Accreting Notes (OCEANsSM) due March 6, 2032

By Facsimile Transmission:

(212) 298-1915

Attention: Giselle Guadalupe

Confirm by Telephone:

(212) 815-6331

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

      Upon the terms and conditions set forth in the Offering Circular and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the aggregate original principal amount of Existing OCEANs set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Offering Circular. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Existing OCEANs as set forth in the Letter of Transmittal.

      The undersigned understands that tenders of Existing OCEANs will be accepted only in authorized denominations. The undersigned understands that tenders of Existing OCEANs pursuant to the Exchange Offer may not be withdrawn after 9:00 a.m., New York City time, on the Expiration Date. Tenders of Existing OCEANs may be withdrawn as provided in the Offering Circular.

PLEASE SIGN AND COMPLETE

Certificate Numbers of Existing OCEANs
(if Available)	Original Principal Amount of Existing OCEANs Tendered

Signature(s) of Registered Holder(s) or Authorized Signatory

Name(s):

(Please Type or Print)

Title:

Address:

Area Code and Telephone Number:

Date:

If Existing OCEANs will be tendered by book-entry transfer, check the trust company below:

☐ The Depository Trust Company

Depository Account Number:

      All authority herein conferred or agreed to be conferred shall by this Notice of Guaranteed Delivery survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, personal representatives, administrators, trustees in bankruptcy, successors, assigns and other legal representatives of the undersigned.

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          This Notice of Guaranteed Delivery must be signed by the Holder(s) of Existing OCEANs exactly as its (their) name (s) appear(s) on a security position listing as the owner of the Existing OCEANs, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by an attorney-in-fact, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s):	Capacity:	Address(es):

          DO NOT SEND EXISTING OCEANs WITH THIS NOTICE OF GUARANTEED DELIVERY. EXISTING OCEANs SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE

(Not To Be Used For Signature Guarantee)

          The undersigned, a firm that is an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees that, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), the Existing OCEANs, in proper form for transfer, or a book-entry confirmation of transfer of such Existing OCEANs into the Exchange Agent’s account at The Depository Trust Company, including the agent’s message instead of a Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal, will be deposited by the undersigned with the Exchange Agent.

          THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND THE EXISTING OCEANS TENDERED HEREBY, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE INSTEAD OF A LETTER OF TRANSMITTAL, TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

SIGN HERE

Name of Firm:

Authorized Signature:

Name and Title (please type or print):

Address:

Area Code and Telephone Number:

Date:

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